FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2009 FIRST QUARTER RESULTS

Pompano Beach, FL – February 10, 2009 – Forward Industries, Inc. (NASDAQ:FORD), a designer and distributor of custom carrying case solutions, today announced financial results for its first fiscal quarter ended December 31, 2008.

Fiscal 2009 First Quarter Financial Results – Compared to Fiscal First Quarter 2008:

  Net sales increased $0.4 million, or 7%, to $5.3 million due to higher sales of cases for diabetic products.

  Gross profit of $0.9 million declined $0.2 million, or 16%, due primarily to higher costs of operating our Asian based procurement and quality control functions. Gross profit margin was 18% in the 2009 Quarter compared to 23% in the 2008 Quarter.

  Operating expenses decreased $0.4 million, or 22% to $1.3 million primarily as a result of lower personnel costs, royalties and commissions, and professional fees.

  Other income (mainly Interest income) of $88 thousand declined 65% due to lower interest rates on invested cash balances.

  Net loss decreased 29% to $0.2 million, or $(0.03) per share in the 2009 Quarter, compared to net loss of $0.3 million, or $(0.04) per share in the 2008 Quarter.

Douglas W. Sabra, Forward’s Chief Executive Officer, commented, “We are pleased with the top-line sales growth we achieved and with our ability to narrow our operating losses in the quarter despite a challenging economic environment. But, clearly we have a long way to go to return the company to profitability and we remain focused on driving sales to achieve that goal.”

Mr. Sabra concluded, “We believe that our strong balance sheet will allow us to weather this difficult business environment and may afford us opportunities that otherwise would not be available to us. In this respect, we continue to work closely with our financial advisor, vFinance, to identify and evaluate prospective targets for acquisition.  I look forward to updating you on our progress.”

The tables below are derived from the Company’s unaudited, condensed consolidated financial statements included in its Form 10-Q filed today with the Securities and Exchange Commission.  Please refer to the Form 10-Q for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the three-month period ended December 31, 2008, as well as the Company’s Form 10-K for the fiscal year ended September 30, 2008, for additional information.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those expressed or implied in such forward looking statements due to a number of factors. Such risk factors include but are not limited to those discussed in Item 2, Part I, “Management's Discussion and Analysis of Financial Condition and Results of Operations”, and Item 1A, Part II, “Risk Factors”, included in our Quarterly Report on Form 10-Q filed today with the SEC, as well as in “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2008, which factors are incorporated herein by reference.

Such risk factors include, among others: the duration and severity of the current economic conditions and the impact on consumer demand and spending and demand for our products, uncertainties in the financial markets, a significant change of the Company’s relationship with its customers (including changes affecting their businesses) in channels where concentration of sales to a certain number of customers exists; our ability to control operating expenses during periods of declining sales and or gross margins; the impact on our business of an acquisition or the failure to make an acquisition; whether our important OEM customers continue to include carry solutions “in box” with their electronic products; our success in winning new business from existing and new customers and against competing vendors; the loss of a key salesman who has significant influence on our relationships with certain Original Equipment Manufacturer (“OEM”) customer makers of diabetic test kits; levels of demand and pricing generally for electronic devices sold by our customers for which we supply carry solutions; variability in order flow from our OEM customers; the adverse impact of pricing factors on gross margins; obsolescence of inventory, including the impact on inventory allowance arising out of hub agreements we have entered into; developments in the treatment or control of diabetes that affect the usage of handheld blood glucose monitors; increased competition in our business; changes in, governmental regulations.

About Forward Industries

Forward Industries, Inc. designs and distributes custom carrying case solutions primarily for cellular phones and home medical diagnostic equipment.  The Company sells its products directly to original equipment manufacturers and also markets a line of Carry Solutions under the “Motorola” brand name.  Forward’s products can be viewed online at www.fwdinnovations.com and www.forwardindustries.com .

CONTACT:

Forward Industries, Inc.

James McKenna, CFO

(954) 419-9544

FORWARD INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	(UNAUDITED)
	Three Months Ended December 31,
	2008	2007
Net sales.....................................................................................................	$5,306,642	$4,953,090
Cost of goods sold......................................................................................	4,362,639	3,835,270
Gross profit.................................................................................................	944,003	1,117,820

Operating expenses:
Selling....................................................................................................	676,088	779,705
General and administrative.......................................................................	666,034	934,924
Total operating expenses...............................................................	1,342,122	1,714,629

Loss from operations..................................................................................	(398,119)	(596,809)

Other income:
Interest income.......................................................................................	118,945	239,619
Other (expense) income, net....................................................................	(30,641)	13,497
Total other income.........................................................................	88,304	253,116

Loss before benefit from income taxes......................................................	(309,815)	(343,693)
Benefit from income taxes.........................................................................	(105,391)	(56,629)
Net loss .....................................................................................................	($204,424)	$ (287,064)

Net loss per common and common equivalent share
Basic...............................................................................................	($0.03)	($0.04)
Diluted.............................................................................................	($0.03)	($0.04)

Weighted average number of common and common equivalent shares outstanding
Basic...............................................................................................	7,915,522	7,855,439
Diluted.............................................................................................	7,915,522	7,855,439

FORWARD INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2008	2008
Assets	(Unaudited)
Current assets:
Cash and cash equivalents............................................................................	$18,403,988	$19,862,426
Accounts receivable, net ..............................................................................	4,906,185	3,659,553
Inventories, net.............................................................................................	1,695,969	1,363,862
Prepaid expenses and other current assets....................................................	638,751	586,632
Deferred tax asset........................................................................................	107,921	49,449
Total current assets...........................................................................	25,752,814	25,521,922

Property, plant, and equipment, net...................................................................	230,044	124,854
Deferred tax asset...........................................................................................	406,600	359,681
Other assets...................................................................................................	95,323	98,259
Total Assets...................................................................................................	$26,484,781	$26,104,716

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable.........................................................................................	$2,673,512	$2,206,630
Accrued expenses and other current liabilities.................................................	260,774	189,827
Total current liabilities......................................................................	2,934,286	2,396,457

Commitments and contingencies..................................................................

Shareholders’ equity:
Preferred stock, par value $0.01 per share; 4,000,000 shares authorized; no shares issued.................................................................................	--	--
Common stock, par value $0.01 per share; 40,000,000 shares authorized, 8,621,932 shares issued (including 706,410 held in treasury)...................	86,219	86,219
Capital in excess of par value......................................................................	15,940,143	15,893,480
Treasury stock, 706,410 shares at cost ......................................................	(1,260,057)	(1,260,057)
Retained earnings......................................................................................	8,784,190	8,988,617
Total shareholders' equity.............................................................................	23,550,495	23,708,259
Total liabilities and shareholders’ equity......................................................	$26,484,781	$26,104,716